OLIN CORPORATION
2026 LONG TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION GRANT NOTICE

Olin Corporation (the “Company”) hereby grants to the Participant the option to purchase the number of shares of Common Stock of Olin Corporation (“Shares”) at the price set forth below, in accordance with and subject to the terms and conditions of this Non-Qualified Stock Option Grant Notice (this “Grant Notice”), the Non-Qualified Stock Option Award Agreement attached hereto (the “Agreement”), and the Olin Corporation 2026 Long Term Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement or the Plan, as applicable, which are incorporated herein by reference.

Participant Name:

Total Number of Shares:

Grant Date:

Exercise Price per Share:

Expiration Date:	10th anniversary of the Grant Date

Vesting / Exercise:	Subject to the Participant’s continued employment with the Company or an Affiliate (except as otherwise provided in the Agreement), the number of Options set forth below shall vest and become exercisable on the specified anniversary of the Grant Date:

	Grant Anniversary Date	Number of Options Vesting / Exercisable
	First	[ ]
	Second	[ ]
	Third	[ ]

The aggregate Exercise Price may be paid with Shares in accordance with the relevant provisions of the Plan and the Agreement. This option may be exercised by the Participant, or, if applicable, the Participant’s estate, executor, administrator, personal representative, heirs, or beneficiaries by giving written notice to the Company of the intention to exercise the Option, accompanied by full payment of the aggregate Exercise Price of the Shares with respect to which the Option is exercised. Ownership of the Shares acquired upon exercise of this Option shall be effective when the Company’s secretary or transfer agent (as the case may be) records the transfer of such Shares to the Participant on the stock records of the Company. This Option is exercisable as to full Shares only and may not be exercised as to less than twenty-five (25)
1

Shares at any one time. The Participant shall not have any rights of a shareholder with respect to the Shares covered by the Option until Shares are issued upon the due exercise of the Option.

This Option shall not be transferable other than by will or the laws of descent and distribution, and except as provided in the Plan or the Agreement, may be exercised during the lifetime of the Participant only by the Participant.

OLIN CORPORATION

________________________________
By:
Title:

The Participant represents that he or she is familiar with the terms and provisions of this Grant Notice, the Agreement, and the Plan, and hereby accepts the Option subject to all the terms and provisions hereof and thereof. The Participant has reviewed this Grant Notice, the Agreement, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to signing below, and fully understands all provisions of this Grant Notice, the Agreement, and the Plan.

PARTICIPANT

________________________________
Name:
2

OLIN CORPORATION
2026 LONG TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
This Non-Qualified Stock Option Award Agreement (this “Agreement”) is made by and between the Company and the Participant specified in the accompanying Grant Notice, effective as of the Grant Date set forth therein. References herein to this Agreement shall be deemed to include the Grant Notice unless the context clearly requires otherwise.

In consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Option. Effective as of the Grant Date, the Company shall grant the Participant the number of Options set forth in the Grant Notice to purchase the total number of Shares set forth in the Grant Notice at the Exercise Price per Share set forth in the Grant Notice, in accordance with the terms and conditions of this Agreement and the Plan.

2.Designation of Option. This Option is intended to be a Non-Qualified Stock Option and is not intended to and does not qualify as an Incentive Stock Option.

3.Exercise of Option. This Option shall be exercisable during its term in accordance with the vesting / exercise schedule set forth in the Grant Notice and with the provisions of the Plan as follows:

(a)Right to Exercise.

(i)This Option may not be exercised for a fraction of a Share and may not be exercised as to less than twenty-five (25) Shares at any one time.

(ii)In the event of the Participant’s death, Disability (as defined in Section 409A of the Code or any successor provision) or other termination of employment, the exercisability of the Option is governed by Section 6 below, subject to the limitations contained in this Section 3.

(iii)In no event may this Option be exercised after the Expiration Date set forth in the Grant Notice.

(b)Method of Exercise.

(i)The Participant or the Participant’s representative may exercise this option with respect to any portion that has become vested and exercisable by giving written notice to the Company. The notice shall comply with Section 6(a) of the Plan and specify the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment for the aggregate Exercise Price. The person authorized to exercise this Option shall sign the notice. In the event this Option is being exercised by a representative of the Participant, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares in accordance with Section 4 below.

(ii)As a condition to the exercise of this Option and as further set forth in Section 7 of this Agreement, the Participant agrees to make adequate provision for federal, state or other applicable tax, withholding, required deductions or other payments, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as determined by the Company in its sole discretion.

(iii)The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the applicable laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable laws, including any applicable U.S. federal or state securities laws or any other law or regulation. As a condition to the exercise of this Option, the Company may require the Participant to make any representation and warranty to the Company as may be required by the applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which this Option is exercised with respect to such Shares.

(iv)Subject to compliance with applicable laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the aggregate Exercise Price and the satisfaction of any applicable obligations described in Section 3(b)(ii) above.

4.Method of Payment. Payment of the aggregate Exercise Price shall be (a) by cash or check or, by cashless exercise pursuant to which the Participant delivers an irrevocable direction to a securities broker (on a form prescribed by the Company and according to a procedure established by the Company); or (b) at the discretion of the Participant, through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares).

5.Incorporation by Reference, Etc. The provisions of the Grant Notice and the Plan are incorporated herein by reference. Any capitalized term not otherwise defined in this Agreement shall have the definition set forth in the Grant Notice or the Plan, as applicable. The Committee shall have final authority to interpret and construe this Agreement, the Grant Notice, and the Plan and to make all determinations hereunder or thereunder, and the Committee’s decisions shall be final, binding, and conclusive on the Participant and the Participant’s successors, assigns and representatives in respect of any questions arising under this Agreement, the Grant Notice, or the Plan. In the event of any conflict between the Plan and this Agreement or the Plan and the Grant Notice, the Plan shall control. In the event of any conflict between this Agreement and the Grant Notice, this Agreement shall control.

6.Vesting and Exercise. Subject to the Participant’s continued employment with the Company or an Affiliate (except as otherwise provided below or in the Plan), the Options shall be eligible to vest and be exercised as provided in the Grant Notice. If the Participant does not exercise the Option within the period set forth in the Grant Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of this Option as set forth in the Grant Notice.

(a)Termination of Employment. Except as provided below, the Participant shall immediately forfeit all unvested Options upon the termination of the Participant’s employment for any reason prior to the applicable vesting date and the Participant may, to the extent vested in the Option, exercise such vested Options at any time prior to the Expiration Date.

(i)Termination for Cause or Voluntary Resignation without Consent. If the Participant’s employment with the Company or an Affiliate terminates for cause, the Participant shall immediately and automatically forfeit all vested and unvested Options upon such termination date and shall not be entitled to exercise any Options thereafter.

(ii)Termination without Cause or due to Disability; Voluntary Resignation with Consent. If the Participant’s employment with the Company or an Affiliate terminates for any of the following reasons: (1) termination by the Company or Affiliate without cause or due to the Participant’s Disability, or (2) voluntary resignation with the consent of the Company or an Affiliate, then the Participant shall forfeit all unvested Options and retain any vested Options which shall be exercisable until the first anniversary of the Participant’s date of termination without cause or due to Disability or the Participant’s voluntary resignation with the consent of the Company or an Affiliate after which any unexercised Options shall cancelled and shall not be entitled to exercise any Options thereafter.

(iii)Retirement. If the Participant’s employment with the Company or any Affiliate terminates due to the Participant’s Retirement (as defined below), then the Participant shall forfeit all unvested Options and retain any vested

Options which shall be exercisable until the Expiration Date after which any unexercised Options shall cancelled and shall not be entitled to exercise any Options thereafter. For purposes of this Agreement, “Retirement” means the Participant’s voluntary termination of employment on or after the later of (1) the date on which the Participant attains age 55, and (2) the date on which the Participant completes 5 full years of service with the Company or an Affiliate.

(iv)Termination due to Death. If the Participant’s employment with the Company or an Affiliate terminates due to the Participant’s death all unvested Options shall immediately and automatically vest upon the death of the Participant and all Options shall remain exercisable by the Participant’s beneficiary or estate (as applicable) until the Expiration Date after which any unexercised Options shall cancelled and shall not be entitled to exercise any Options thereafter. Notwithstanding the foregoing, in the event the Participant dies following a termination event described in clauses (i) through (iii) above, all vested Options shall remain exercisable for the longer of (1) one year following the date of the Participant’s death, or (2) the remainder of the applicable post-termination exercise period after which any unexercised Options shall cancelled and shall not be entitled to exercise any Options thereafter.

(b)Change in Control. Except as provided below, the Options shall remain outstanding and continue to vest in accordance with the terms and conditions of this Agreement and the Plan, including Section 11 thereof, following the occurrence of a Change in Control. Notwithstanding the foregoing, if the acquirer in such a Change in Control assumes this Option and the Participant experiences a Qualifying Termination on or within two years following such Change in Control, all Options (or awards granted in substitution for the Options) outstanding on the date of such Qualifying Termination shall become vested and such Options (or other awards granted in substitution for the Options), shall be exercisable until the second anniversary of the Participant’s Qualifying Termination date after which any unexercised Options shall cancelled and shall not be entitled to exercise any Options thereafter.

7.Withholding. All amounts payable under this Agreement, whether in cash or in Shares, are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other payments or benefits under this Agreement are conditioned on the Participant’s satisfaction of the applicable withholding requirements.

8.Restrictions. None of the Options or any other right granted under this Agreement may be pledged, attached, or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Options and all other rights granted hereunder shall be assignable or transferable (a) by will or the laws of descent and distribution; or (b) with the consent of the Committee, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the

Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

9.Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any Share under this Agreement unless and until such Share is delivered to the Participant in settlement of an exercised Option.

10.General Restrictions. Delivery of Shares or other amounts under this Agreement shall be subject to the following:

(a)Notwithstanding any other provision of this Agreement or the Plan to the contrary, the Company shall have no liability to deliver any Shares under this Agreement or make any other distribution of benefits under this Agreement unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)To the extent that this Agreement or the Plan provide for issuance of stock certificates to reflect the issuance of Shares, such issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

11.Miscellaneous.

(a)Acknowledgments of Participant. By executing the Grant Notice, the Participant acknowledges and agrees that: (i) the Participant shall, during employment, devote his or her entire time, energy and skill to the service of the Company and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of, or other reasons satisfactory to, the Company and its Affiliates; and (ii) the Award is special compensation, and any amount paid hereunder will not affect: (1) the amount of any pension under any pension or retirement plan in which the Participant participates as an employee of the Company; (2) the amount of coverage under any group life insurance plan in which the Participant participates as an employee of the Company, or (3) the benefits under any other benefit plan of any kind heretofore or hereafter in effect, under which the availability or amount of benefits is related to compensation, in each case unless required pursuant to the terms of such plan.

(b)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(c)No Trust or Fund Created. The Company’s obligations under this Agreement shall, at all times, be unfunded. This Agreement shall not create or be deemed to create: (i) a trust or separate fund of any kind; (ii) an interest on the part of the Participant or any other Person in any asset of the Company or any Affiliate; or (iii) a fiduciary relationship between the Company or any Affiliate and the Participant or any other Person. To the extent that the Participant or any other Person acquires a right to receive payments from the Company or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(d)Company Policies. The Options and this Agreement shall be subject to any “clawback,” compensation recoupment, or other similar policy of the Company applicable to such Award, regardless of when such policy is adopted.

(e)Notices. All notices, demands and other communications provided for or permitted hereunder shall be in writing and delivered in person or sent by registered or certified first-class mail, return receipt requested, telecopier, or courier service:

if to the Company:

Olin Corporation
190 Carondelet Plaza
Suite 1530
Clayton, MO 63105
Attention: Chief Legal Officer

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

12.Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

13.No Right to Employment. This Agreement shall not be construed as giving the Participant the right to be retained in the employ of the Company or any Affiliate. Nothing in this Agreement shall limit the right of the Company or an Affiliate at any time to dismiss the Participant from employment, free from any liability or any claim under the Plan or this Agreement.

14.Beneficiary. The Participant may, in the manner established by the Committee and pursuant to the terms of Section 13(e) of the Plan, designate a beneficiary or beneficiaries with respect to this Agreement to exercise the rights of the Participant and to receive any property distributable upon the death of the Participant. All rights under this Agreement shall be exercisable, during the Participant’s lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

15.Successors. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and to the Participant and the Participant’s beneficiaries, executors, administrators, heirs, and successors.

16.Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

17.Governing Law. The validity, construction, and effect of this Agreement shall be determined in accordance with the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any legal action against the Plan, Olin, an Affiliate, or the Committee may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.

18.Waiver. Any failure of the Company to enforce at any time any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision of this Agreement.

19.Headings. The headings of the Sections hereof are for convenience only, are not a part of this Agreement, and shall not serve as a basis for interpreting or construing this Agreement.

20.Signature in Counterparts. The Grant Notice may be signed in multiple counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

21.Section 409A of the Code. This Agreement and all amounts payable hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and it shall be interpreted accordingly. Nevertheless, the tax treatment of any Award is not guaranteed, and none of the Company, its Affiliates, or their respective officers, directors, employees, consultants, agents, representatives or advisors shall be liable to the Participant or any other Person if any portion of this Agreement or any amount payable hereunder is subject to additional taxes, penalties, or interest under Section 409A of the Code or otherwise.

(a)Notwithstanding anything herein to the contrary, to the extent that any Award would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code and would be payable or distributable under this Agreement by reason of a Change in Control, or the Participant’s separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the circumstances giving rise to such Change in Control or separation from service meet any description or definition of “change in control event” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control or separation from service, however defined. If this provision prevents the payment or distribution of any Award, such payment shall be made on the date that would have applied absent such designated event or circumstance.

(b)Notwithstanding anything herein to the contrary, if an amount payable under this Agreement constitutes non-exempt “deferred compensation” for purposes of Section 409A of the Code and would otherwise be payable by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes hereof, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Committee, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Agreement and the Plan.